Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Third Quarter Net Income Improves
to $0.05 Per Share Versus a Loss of $0.16 Per Share
As Revenue Increases 24.5%

    Van Nuys, CA -- May 14, 2014 -- Trio-Tech International (NYSE MKT:TRT) today announced financial results for the third quarter and the first nine months of fiscal 2014.

    "We are pleased by the steadily improving performance of our core semiconductor manufacturing equipment and semiconductor testing services businesses, both of which delivered solid revenue growth for the third quarter and first nine months of fiscal 2014 compared to the same periods of fiscal 2013.  Gross margin, operating income, and net income also increased versus the same periods of the prior year.  We believe our solid performance reflects our focus on customer service and operating efficiency, and we are optimistic about the outlook for the period ahead," said S.W. Yong, Trio-Tech's CEO.

    Third Quarter Results

    For the three months ended March 31, 2014, revenue increased 24.5% to $8,039,000, compared to revenue of $6,458,000 for the third quarter of fiscal 2013.  Products revenue increased 12.5% to $3,394,000 compared to $3,018,000 for last year's third fiscal quarter, and semiconductor testing services revenue increased 35.0% to $4,599,000 compared to $3,407,000 for the third quarter of fiscal 2013.

    Gross margin for this year's fiscal third quarter increased to $1,967,000, or 24.5% of revenue, compared to $1,267,000, or 19.6% of revenue, for the third quarter of fiscal 2013.

    Operating expenses for the third quarter of fiscal 2014 of $1,946,000, or 24.2% of revenue, included non-cash stock option expense of $8,000. For the third quarter of fiscal 2013, operating expenses of $1,780,000, or 27.6% of revenue, included non-cash stock option expense of $21,000.

    Income from operations for the third quarter of fiscal 2014 increased to $21,000 compared to an operating loss of $513,000 for the same period a year ago.

    Net income attributable to Trio-Tech common shareholders for the third quarter of fiscal 2014 increased to $157,000, or $0.05 per diluted share, which included income from the discontinued fabrication services business of $34,000, or $0.01 per share.  In comparison, for the third quarter of fiscal 2013, the net loss attributable to Trio-Tech common shareholders was $543,000, or $0.16 per share, which included a loss from the discontinued fabrication business of $52,000, or $0.01 per share.  Trio-Tech terminated its fabrication facilities lease in December 2012 and discontinued this segment in the fourth quarter of fiscal 2013.

Nine Months Results

    For the nine months ended March 31, 2014, revenue increased 15.6% to $26,875,000 compared to revenue of $23,254,000 for the first nine months of fiscal 2013.  Products revenue increased 11.8% to $13,495,000 compared to $12,073,000 for the first nine months of fiscal 2013, and semiconductor testing services revenue increased 19.5.0% to $13,244,000 compared to $11,085,000 for the same period last year.

    Gross margin for the first nine months of fiscal 2014 increased to $6,045,000, or 22.5% of revenue, compared to $4,654,000, or 20.0% of revenue, for the same period last year.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Third Quarter Net Income Improves to $0.05 Per Share Versus a Loss of $0.16
Per Share As Revenue Increases 24.5%
May 14, 2014
Page Two

Operating expenses for the first nine months of fiscal 2014 increased 9.8% to $6,143,000, or 22.9% of revenue, including a non-cash stock option expense of $208,000.  For the same period last year, operating expenses of $5,592,000, or 24.0% of revenue, included non-cash stock option expense of $40,000.

The operating loss for the first nine months of fiscal 2014 of $98,000 narrowed significantly from the operating loss of $938,000 for the first nine months of fiscal 2013.

The net loss attributable to Trio-Tech common shareholders for the first nine months of fiscal 2014 was $225,000, or $0.06 per share, which included a loss from the discontinued fabrication services business of $38,000, or $0.00 per share.  In comparison, for the first nine months of fiscal 2013, the net loss attributable to Trio-Tech common shareholders was $1,065,000, or $0.32 per share, including a loss from the discontinued fabrication business of $541,000, or $0.08 per share.

Cash provided by operations for the first nine months of fiscal 2014 was $3,154,000, compared to cash provided by operations for the first nine months of fiscal 2013 of $4,104,000.

Shareholders' equity at March 31, 2014 was $20,583,000, or $5.86 per outstanding share, compared to $20,606,000, or $6.20 per outstanding share, at June 30, 2013.  There were approximately 3,513,000 common shares outstanding for the first nine months of fiscal 2014, compared to approximately 3,322,000 common shares outstanding for the same period last year.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward-Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue
Products	$3,394	$3,018	$13,495	$12,073
Testing Services	4,599	3,407	13,244	11,085
Other	46	33	136	96
	8,039	6,458	26,875	23,254
Costs of Sales
Cost of products sold	2,895	2,538	11,305	10,363
Cost of testing services rendered	3,142	2,621	9,420	8,140
Other	35	32	105	97
	6,072	5,191	20,830	18,600
Gross Margin	1,967	1,267	6,045	4,654
Operating Expenses:
General and administrative	1,757	1,567	5,429	4,982
Selling	140	143	553	399
Research and development	49	72	150	217
(Gain) Loss on disposal of property, plant and equipment	--	(2)	11	(6)
Total operating expenses	1,946	1,780	6,143	5,592
Loss (Income) from Operations	21	(513)	(98)	(938)
Other Income (Expenses)
Interest expense	(62)	(72)	(196)	(226)
Other income, net	77	78	36	388
Total other income (expenses)	15	6	(160)	162
Income (loss) from Continuing
Operations before Income Taxes	36	(507)	(258)	(776)
Income Tax Benefit (Expense)	184	(28)	266	96
Income (loss) from Continuing Operations
before Non-controlling Interest, net of tax	220	(535)	8	(680)
Income (loss) from discontinued operations, net of tax	34	(52)	(38)	(541)
NET INCOME (LOSS)	$254	$(587)	$(30)	$(1,221)
Less: Net income (loss) attributable to the non-controlling interest	97	(44)	195	(156)
Net Income (loss) attributable to Trio-Tech International	157	(543)	(225)	(1,065)
Net Income (Loss) Attributable to Trio-Tech International:
Income (loss) from continuing operations, net of tax	138	(530)	(204)	(810)
Income (loss) from discontinued operations, net of tax	19	(13)	(21)	(255)
Net Income (Loss) Attributable to Trio-Tech International	$157	$(543)	$(225)	$(1,065)
Comprehensive Income (Loss) Attributable to Trio-Tech International
Net income (loss)	$254	$(587)	$(30)	$(1,221)
Foreign currency translation, net of tax	(249)	(52)	(394)	665
Comprehensive Income (Loss)	5	(639)	(424)	(556)
Less: Comprehensive income (loss)
attributable to non-controlling Interest	88	(61)	82	(8)
Comprehensive Loss Attributable to Trio-Tech International	(83)	(578)	(506)	(548)
Basic and diluted earnings (loss) per share
From continuing operations	$0.04	$(0.15)	$(0.06)	$(0.24)
From discontinued operations	$0.01	$(0.01)	$0.00	$(0.08)
Basic and diluted Earnings (Loss) per Share	$0.05	$(0.16)	$(0.06)	$(0.32)
Weighted Average Shares Outstanding - Basic	3,513	3,322	3,513	3,322
Weighted Average Shares Outstanding - Diluted	3,582	3,322	3,513	3,322

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31	Jun. 30,
	2014	2013
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash & cash equivalents	$2,549	$2,793
Short-term deposits	101	104
Trade accounts receivable, net	8,163	8,728
Other receivables	429	993
Loan receivables from property development projects, net	803	1,139
Inventories, net	1,823	2,463
Prepaid expenses and other current assets	294	358
Total current assets	14,162	16,578
Investments	--	791
Investment Properties, Net	1,785	1,893
Property, Plant and Equipment, Net	13,024	12,851
Other Assets	1,720	437
Restricted Term Deposits	3,505	3,494
TOTAL ASSETS	$34,196	$36,044

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Lines of credit	$2,875	$3,864
Accounts payable	3,591	4,136
Accrued expenses	3,183	3,060
Income taxes payable	273	459
Current portion of bank loans payable	599	770
Current portion of capital leases	67	105
Total current liabilities	10,588	12,394
Bank Loans Payable, net of current portion	2,601	2,613
Capital Leases, net of current portion	229	228
Deferred Tax Liabilities	157	191
Other non-current liabilities	38	12
TOTAL LIABILITIES	13,613	15,438
Commitments and contingencies	--	--
EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized;
3,513,055 and 3,321,555 shares issued and outstanding
at March 31, 2014 and June 30, 2013, respectively	10,882	10,531
Paid-in capital	2,964	2,756
Accumulated retained earnings	1,443	1,668
Accumulated other comprehensive gain-translation adjustments	3,399	3,680
Total Trio-Tech International shareholders' equity	18,688	18,635
Non-controlling interest	1,895	1,971
TOTAL EQUITY	20,583	20,606
TOTAL LIABILITIES AND EQUITY	$34,196	$36,044